Exhibit 10.5

EXECUTION VERSION

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made as of the 8th day of May, 2014 by and between Jeff Baxter, on the one hand (the “Executive”), and Paulson Capital (Delaware), Corp., a Delaware corporation (the “Company”), on the other hand.

WHEREAS, the Company and the Executive desire to set forth, in a definitive employment agreement, their respective rights and obligations with respect to the Executive’s employment by the Company upon the closing of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of the date of this Agreement, by and among the Company, Variation Biotechnologies (US), Inc., a Delaware corporation (“VBI”), and VBI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), whereby VBI shall merge with and into Merger Sub, with VBI becoming the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger Agreement”);

WHEREAS, the Executive’s employment by the Company shall not commence until the closing of the Merger (the “Effective Time”); and

WHEREAS, the Executive will be a key employee of the Company, with significant access to information concerning the Company, its subsidiaries and their respective businesses, and the disclosure or misuse of such information or the engaging in competitive activities by the Executive would cause substantial harm to the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Employment. The Company agrees to employ the Executive, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

2.           Term. The Executive’s employment shall commence at the Effective Time and shall continue until termination by either party in accordance with Section 10 of this Agreement.

3.           Duties. The Executive will serve as President & Chief Executive Officer of the Company and shall have such duties of a senior executive nature as the Board of Directors of the Company (the “Board”) shall determine from time to time. The Executive shall report to the Board and, for so long as Executive serves as President & Chief Executive Officer, shall also be a member of the Board.

4.           Full Time; Best Efforts. The Executive shall use the Executive’s best efforts to promote the interests of the Company, and shall devote the Executive’s full business time and efforts to its business and affairs. The Executive shall not engage in any other activity which could reasonably be expected to interfere with the performance of the Executive’s duties, services and responsibilities hereunder without the approval of the Board in its sole discretion. Notwithstanding the foregoing, the Executive may continue to serve on an advisory board to GSK DPU (not to exceed 1 day per quarter), provided that the Board is and remains satisfied that such responsibilities do not interfere to any material extent with Executive’s performance of his duties as President & Chief Executive Officer.

EXECUTION VERSION

5.           Compensation and Benefits. During the term of the Executive’s employment under this Agreement, the Executive shall be entitled to compensation and benefits as follows:

(a)          Base Salary. The Executive shall receive a salary at the rate of $385,000 annually (the “Base Salary”), payable in accordance with regular payroll practices of the Company.

(b)          Bonus.

(i) Annual Bonus. The Executive shall be eligible to be considered for an annual cash bonus of up to fifty percent (50%) of the Executive’s then applicable Base Salary (the “Bonus”), commencing with the 2014 calendar year (and pro-rated with respect to 2014). Bonus entitlement shall be based on the Executive’s meeting of certain performance objectives, which shall be mutually established by the Executive and the Board within thirty (30) days after the Effective Time and shall be re-established on an annual basis thereafter. Bonus eligibility and entitlement will be at the sole discretion of the Board and will be contingent upon the Executive remaining actively employed with the Company through the date any Bonus is paid. The Bonus will be paid in March of the following calendar year. The Executive shall not be entitled to any portion of any Bonus that might otherwise have been awarded for any calendar year during which the Executive’s employment terminates for any reason. All determinations regarding any Bonus will be made by the Board in its sole discretion.

(ii) Transaction Bonus. Within thirty (30) days following the closing date of the Merger, the Executive will receive a one-time bonus in the amount of $125,000.

(c)          Temporary Residence and Commuting Expenses. Subject to the terms and conditions of Section 5(d), the Company agrees to reimburse the Executive for reasonable living and travel expenses between the Executive’s Pennsylvania residences and the Company’s main office in Cambridge, MA including (i) rental of a temporary residence in the greater Boston area, and (ii) reasonable commuting expenses, in accordance with the Company’s travel policy, (collectively, “Temporary Residence Expenses”).

(d)          Timing of Expense Reimbursement; Repayment. Payments by the Company of the Executive’s Temporary Residence Expenses shall be made within thirty (30) days of demand thereof. All such payments shall be subject to presentation to the Company’s Chief Financial Officer of documentation, expense statements, vouchers and/or such other supporting documentation as approved by or in accordance with policies established by the Board.

(e)          Benefits/Business Expense Reimbursement. In addition to the Base Salary, the Bonus, and the payment of Temporary Residence Expenses, the Executive shall be entitled to receive customary benefits that are generally available to employees of the Company in accordance with the then-existing terms and conditions of its benefits policies. The Executive’s benefits will include (i) four (4) weeks of paid vacation per year, which will accrue monthly, (ii) term life insurance with a death benefit in the amount of the Base Salary payable to a beneficiary designated by the Executive, (iii) standard short and long term disability benefits, (iv) standard health insurance benefits, and (v) participation in the Company’s 401(k) plan. Other than the 401(k) plan, the Company shall not be required to provide any pension or retirement benefits to the Executive. In the event the Executive receives payments from the disability insurer, the Company shall have the right to offset such payments against the Base Salary otherwise payable to Executive during the period for which such payments are made.

EXECUTION VERSION

The Executive represents and warrants that he has no reason to believe that he is not insurable with a reputable insurance company for the limits of the coverage discussed herein.

If the Executive is deemed to be uninsurable for any of the coverage discussed herein, the Company shall not be deemed to be in breach of this Agreement for failing to provide such coverage. The Company may change any benefits contractor, in its sole discretion, and any such change will not be a breach of this Agreement. The Executive shall be entitled to reimbursement of all reasonable expenses incurred in the ordinary course of business on behalf of the Company, subject to the presentation of appropriate supporting documentation, expense statements, vouchers and/or such other supporting documentation as approved by or in accordance with policies established by the Board.

(f)          Withholding. The Company may withhold from any compensation payable to the Executive all applicable U.S. withholding and employment taxes and other statutory deductions.

(g)          Stock Options. While the Executive remains an employee of the Company, option grants to the Executive may be granted at such times as the Board shall deem appropriate. The amount and vesting terms related to any such grant shall be in the discretion of the Board. Any options granted to the Executive shall be subject to the terms and conditions of the equity incentive plan of the Company pursuant to which such options are granted and the applicable award agreement thereunder (if any), save and except that (A) the vesting of any such option shall accelerate fully if the Executive is terminated without Cause, is terminated during the period that begins when negotiations with an unrelated third party for a Change of Control begin and ends on the twelve (12) month anniversary of the closing of the Change of Control transaction (“Change of Control Termination”) or terminates his employment for Good Reason, and (B) if the Executive is terminated for Cause under clause (v) of the definition of Cause hereunder (i.e. failure to meet performance expectations of the Board), the Executive shall have a period of three (3) months following such termination to exercise any outstanding vested options before the exercise period of such vested options expires.

6.           Confidentiality; Intellectual Property. The Executive agrees that during the Executive’s employment with the Company, whether or not under this Agreement, and at all times thereafter:

(a)          The Executive will not at any time, directly or indirectly, disclose or divulge any Confidential Information (as hereinafter defined), except as required in connection with the performance of the Executive’s duties for the Company, and except to the extent required by law (but only after the Executive has provided the Company with reasonable notice and opportunity to take action against any legally required disclosure). As used herein, “Confidential Information” means all trade secrets and all other information of a business, financial, marketing, technical or other nature relating to the business of the Company including, without limitation, any customer or vendor lists, prospective customer names, financial statements and projections, know-how, pricing policies, operational methods, methods of doing business, technical processes, formulae, designs and design projects, inventions, computer hardware, software programs, business plans and projects pertaining to the Company and including any information of others that the Company has agreed to keep confidential; provided, however, that Confidential Information shall not include any information that has entered or enters the public domain through (i) no fault of the Executive, and (ii) no breach by any other current or former employee of his/her confidentiality obligations to the Company.

EXECUTION VERSION

(b)          The Executive shall make no use whatsoever, directly or indirectly, of any Confidential Information at any time, except as required in connection with the performance of the Executive’s duties for the Company.

(c)          Upon the Executive’s termination of employment for any reason, and upon the request of the Company at any time and for any reason, the Executive shall immediately deliver to the Company all materials (including all electronic and hard copies) in the Executive’s possession which contain or relate to Confidential Information.

(d)          All inventions, modifications, discoveries, designs, developments, improvements, processes, software programs, works of authorship, documentation, formulae, data, techniques, know-how, secrets or intellectual property rights or any interest therein (collectively, the “Developments”) made by the Executive, either alone or in conjunction with others, at any time or at any place during the Executive’s employment with the Company, whether or not reduced to writing or practice during such period of employment, which relate to the business in which the Company is engaged or in which the Company intends to engage, shall be and hereby are the exclusive property of the Company, without any further compensation to the Executive. In addition, without limiting the generality of the prior sentence, all Developments which are copyrightable work by the Executive are intended to be “work made for hire” and shall be and hereby are the property of the Company.

(e)          The Executive shall promptly disclose any Developments to the Company. If any Development is not the property of the Company by operation of law, this Agreement or otherwise, the Executive will, and hereby does, assign to the Company all right, title and interest in such Development, without further consideration, and will assist the Company and its nominees in every way, at the expense of the Company, to secure, maintain and defend its rights in such Development. The Executive shall sign all instruments necessary for the filing and prosecution of any applications for, or extension or renewals of, letters patent (or other intellectual property registrations or filings) of the United States, Canada or any other country in which the Company desires to file and that relates to any Development. The Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as such Executive’s agent and attorney-in-fact (which designation and appointment shall be deemed coupled with an interest and shall survive the Executive’s death or incapacity), to act for and on the Executive’s behalf to execute and file any such applications, extensions or renewals and to do all other lawfully permitted acts to further the prosecution and issuance of such letters patent, other intellectual property registrations or filings, or such other similar documents with the same legal force and effect as if executed by the Executive.

(f)          Attached hereto as Exhibit A is a list of all inventions, modifications, discoveries, designs, developments, improvements, processes, software programs, works of authorship, documentation, formulae, data, techniques, know-how, secrets or intellectual property rights or any interest therein made by the Executive prior to the date of this Agreement (collectively, the “Prior Inventions”), which belong to the Executive and which relate to the business or reasonably anticipated business of the Company and which are not assigned to the Company hereunder; or, if no such list is attached, the Executive represents that there are no such Prior Inventions.

EXECUTION VERSION

If in the course of the Executive’s employment with the Company, the Executive incorporates into a Company product, process, or machine a Prior Invention owned by the Executive or in which the Executive has an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, transferable, worldwide license to make, have made, modify, use, sell, and otherwise exploit such Prior Invention as part of or in connection with such product, process or machine, or any enhancements or extensions thereof.

(g)          The Executive waives in whole all moral rights which he may have in the Developments, including the right to the integrity of the Developments, the right to be associated with the Developments, the right to restrain or claim damages for any distortion, mutilation or other modification of the Developments, and the right to restrain use or reproduction of the Developments in any context and in connection with any product, service, cause or institution. The Executive agrees to confirm such waiver from time to time as requested by the Company.

7.           Non-competition. The Executive acknowledges and agrees that the consideration for the following covenants is the Company’s agreement to provide Severance (as defined in Section 10 below) in the event of the Executive’s termination without Cause (other than as a result of the death or Disability of the Executive) or by the Executive for Good Reason. The Executive agrees that, during the Executive’s employment with the Company and for one year thereafter, irrespective of whether the Executive resigns or is terminated either with or without Cause, the Executive will not, directly or indirectly, individually or as a consultant to, or an employee, officer, director, manager, stockholder (except as a stockholder owning less than one percent (1%) of the shares of a corporation whose shares are traded on a national securities exchange), partner, member, or other owner or participant in any business entity other than the Company:

(a)          carry on, participate in, or engage in any business that competes directly with the Business of the Company in the United States or Canada. For purposes of this Agreement, the term “Business of the Company” means the research, development or commercialization of virus-like particle vaccines for prophylactic and therapeutic use in both humans and animals;

(b)          solicit, employ, hire, endeavor to entice away from the Company, or offer employment or any consulting arrangement to, any person or entity who is, or was within the one-year period immediately prior thereto, employed by, or a consultant to, the Company; or

(c)          solicit or endeavor to entice away from the Company, any person or entity who is, or was within the one-year period immediately prior thereto, a customer or client of, supplier to, or other party having material business relations with the Company;

provided, however; that if the Executive is terminated for Cause under clause (v) of the definition of Cause hereunder (i.e. failure to meet performance expectations of the Board), the non-competition requirement of this Section 7 shall not apply.

8.           Remedies. Without limiting the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Sections 6 or 7 herein could result in irreparable injury to the Company for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary injunction and a permanent injunction restraining the Executive from engaging in any activities prohibited by Sections 6 or 7 herein or such other equitable relief as may be required to enforce specifically any of the covenants of Sections 6 or 7 herein. For purposes of Sections 6, 7, and 8 of this Agreement, the term “Company” shall include Variation Biotechnologies, Inc., a corporation incorporated under the Canada Business Corporation Act, the Company, their respective subsidiaries and affiliated companies, and the respective successors and assigns of each of the foregoing.

EXECUTION VERSION

9.           Review of Agreement; Reasonable Restrictions. The Executive: (a) has carefully read and understands all of the provisions of this Agreement and has had the opportunity for this Agreement to be reviewed by counsel; (b) is voluntarily entering into this Agreement; (c) has not relied upon any representation or statement made by the Company (or its subsidiaries, affiliates, equity holders, agents, representatives, employees, or attorneys) with regard to the subject matter or effect of this Agreement; (d) acknowledges that the duration, geographical scope, and subject matter of Sections 6, 7, and 8 of this Agreement are reasonable and necessary given the Executive’s unique position within the Company and special knowledge of the Company and its customers; (e) acknowledges that the duration, geographical scope, and subject matter of Sections 6, 7, and 8 of this Agreement are reasonable and necessary to protect the goodwill, customer relationships, legitimate business interests, and Confidential Information of the Company and its affiliates, and that the Company would not have entered into this Agreement without the benefit of such provisions; (f) acknowledges the significant consideration which he is receiving for entering into this Agreement; and (g) will be able to earn a satisfactory livelihood without violating this Agreement.

10.         Termination.

(a)          General. The Executive’s employment with the Company may be terminated at any time by the Company with Cause or without Cause.

(b)          Disability. The Executive’s employment with the Company may be terminated at any time by the Company in the event of the Disability of the Executive.

(c)          Change of Control. For purposes of this Agreement, the term “Change of Control” shall mean the sale or disposition by Company to an unrelated third party of substantially all of its business or assets, or the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company to an unrelated third party, or the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company to an unrelated third party. For purposes of this definition, the term “controlling interest” means the sale or transfer of the Company’s securities representing more 50% of the voting power.

(d)          Definitions. As used herein, the following terms shall have the following meanings:

“Cause” means that, in the good faith and reasonable determination of the Board, the Executive has (i) breached any fiduciary duty or legal or contractual obligation to the Company or any of its subsidiaries or affiliates, where written notice is given to the Executive and the Executive does not cure the breach within fourteen (14) days; (ii) engaged in gross negligence, willful misconduct, fraud, embezzlement, acts of dishonesty, or a conflict of interest relating to the affairs of the Company or any of its subsidiaries or affiliates; (iii) been convicted of or pleaded nolo contendere to: (A) any misdemeanor relating to the affairs of the Company or any of its subsidiaries or affiliates (with the exception of minor misdemeanors not involving moral turpitude); or (B) any felony or indictable offence; (iv) engaged in a violation of any federal or state laws (with the exception of minor misdemeanors not involving moral turpitude), or federal or state securities laws; or (v) the Executive has materially failed to meet minimum performance expectations of the Board after reasonable notice of the material performance deficiency and a reasonable opportunity to remedy such deficiency.

EXECUTION VERSION

“Good Reason” means (i) a material breach of any material provision of this Agreement, which breach is not cured by the Company within thirty (30) days after receipt of written notice thereof from the Executive; or (ii) the assignment of duties or responsibilities to the Executive by the Board, which are inconsistent in a material and adverse respect with the Executive’s position with the Company as of the date of this Agreement; provided that, in the case of each of (i) and (ii), the Company shall have been given written notice by the Executive describing in reasonable detail the occurrence of the event or circumstance for which the Executive believes the Executive may resign for Good Reason within fifteen (15) days of the first occurrence thereof and the Company shall not have cured such event or circumstance within thirty (30) days after the receipt of such notice.

“Disability” means the Executive is unable to perform the Executive’s duties as an employee of the Company for a period of four (4) consecutive months in any twelve-month period as a result of illness (mental or physical) or an accident.

“Severance” means a lump sum payment equal to six (6) months of Base Salary (at the rate in effect on the date of termination)plus (ii) an additional one (1) month’s payment of Base Salary for each full year served by the Executive following the Effective Time.

(e)          Effects of Termination.

(i)      Termination Without Severance. If the Executive’s employment is terminated during the term of this Agreement because of the Executive’s death or Disability, or if the Company terminates the employment of the Executive with Cause, then the Company shall have no further obligation to provide the Executive with notice or to make any payments or provide any benefits (except for the continuation of benefits as and to the extent required by law under the Consolidated Budget Reconciliation Act (“COBRA”), or applicable state equivalent laws, or the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) to the Executive hereunder after the date of termination, except for payments of Base Salary and properly documented expense reimbursement that had accrued but had not been paid prior to the date of such termination, and payments for any accrued but unused vacation time.

(ii)     Termination With Severance. If the Executive’s employment is terminated by the Company without Cause (other than as a result of the death or Disability of the Executive), the termination is a Change of Control Termination, or the termination is by the Executive for Good Reason, the Executive shall be entitled to payments of Base Salary and properly documented expense reimbursement that had accrued but had not been paid prior to the date of such termination, payments for any accrued but unused vacation time, and payments of the Severance.

(f)          Conditions and Limitations to Severance. Notwithstanding the foregoing, the obligation of the Company to make Severance payments to the Executive shall be subject to the following provisions and conditions:

EXECUTION VERSION

(i)      Release of Claims. If the Executive is entitled to Severance under this Agreement, the obligation of the Company to pay Severance shall be contingent upon the Executive signing a general release of claims in the form attached hereto as Exhibit B.

(ii)     Consequences of Breach. If the Executive breaches the Executive’s obligations under Sections 6, 7, or 23 of this Agreement, the Company may immediately cease payments of Severance and may recover all Severance paid to the Executive after the date of such breach, subject to any statutory obligations which the Company has in respect of the payment of statutory notice and severance. The cessation and recovery of these payments shall be in addition to, and not as an alternative to, any other remedies at law or in equity available to the Company, including without limitation the right to seek specific performance or an injunction.

(g)     Survival. The provisions of Sections 6 through 23 of this Agreement shall survive the term of this Agreement and the termination of the Executive’s employment with the Company and shall continue thereafter in full force and effect in accordance with their terms.

11.         Enforceability, etc. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

12.         Notices. Any notice, demand or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier or express mail, or mailed by first class certified or registered mail, postage prepaid, return receipt requested as follows:

(a)           If to the Executive:

Jeff Baxter

562 Haycock Run Road

Kintnersville, PA 18930

(b)           If to the Company:

Variation Biotechnologies (US), Inc.

222 Third Street, Suite 2241
Cambridge, MA 02142
Attention: Chief Financial Officer

or at such other address as may have been furnished by such person in writing to the other party.

13.         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to their conflict-of-law provisions.

EXECUTION VERSION

14.         Amendments and Waivers. This Agreement may be amended or modified only by a written instrument signed by the Company and the Executive. No waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such waiver is sought unless it is made in writing and signed by or on behalf of such party.

The waiver of a breach of any provision of this Agreement shall not be construed as a waiver or a continuing waiver of the same or any subsequent breach of any provision of this Agreement. No delay or omission in exercising any right under this Agreement shall operate as a waiver of that or any other right.

15.         Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the Executive and the Executive’s heirs, executors and administrators, and on the Company and its successors and assigns. The rights and obligations of the Executive hereunder are personal and may not be assigned without the prior written consent of the Company.

16.         Entire Agreement. This Agreement constitutes the final and entire agreement of the parties with respect to the matters covered hereby and replaces and supersedes all other agreements and understandings relating hereto and to the Executive’s employment.

17.         Counterparts. This Agreement may be executed in two counterparts, including counterpart signature pages or counterpart facsimile signature pages, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

18.         No Conflicting Agreements. The Executive represents and warrants to the Company that the Executive is not a party to or bound by any confidentiality, non-competition, non-solicitation, employment, consulting or other agreement or restriction which could conflict with, or be violated by, the performance of the Executive’s duties to the Company or obligations under this Agreement.

19.         Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

20.         No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement.

21.         Notification of New Employer. For or a period of up to one year after Executive’s termination, the Executive consents to notification by the Company to the Executive’s new employer or its agents regarding the Executive’s rights and obligations under this Agreement.

22.         Key Man Insurance. The Executive acknowledges that the Company may wish to purchase insurance on the life of the Executive, the proceeds of which would be payable to the Company or an affiliate of same. The Executive hereby consents to such insurance and agrees to submit to any medical examination and release of medical records required to obtain such insurance.

EXECUTION VERSION

23.         Cooperation. The Executive agrees to cooperate fully with the Company in the defense or prosecution of any threatened or actual claims, actions, arbitrations, audits, hearings, investigations, litigations or suits (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or self-regulatory organization (“Proceedings”) which may be brought against or on behalf of the Company which relate to events that occurred or allegedly occurred during his employment with the Company. The Executive’s full cooperation in connection with such claims or actions shall include, without implication or limitation, being available to meet with counsel for the Company to prepare for discovery or trial and to testify truthfully as a witness when reasonably requested by the Company at reasonable times designated by the Company. The Company agrees to reimburse the Executive for any reasonable out-of-pocket expenses that he incurs in connection with cooperation pursuant to this section, subject to the presentation of reasonable documentation.

[Remainder of Page Intentionally Omitted]

This Agreement has been executed and delivered as of the date first above written.

COMPANY: Paulson Capital (Delaware), Corp. By: /s/ Trent Davis Title: President EXECUTIVE: /s/ Jeff Baxter Jeff Baxter

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

EXHIBIT A

PRIOR INVENTIONS

None.

EXHIBIT B

FORM OF GENERAL RELEASE

In consideration of the severance benefits (the “Severance”) offered to me by Paulson Capital (Delaware), Corp., a Delaware corporation (the “Company”), pursuant to my Employment Agreement with the Company dated May 8, 2014 (“Employment Agreement”) and in connection with the termination of my employment, I agree to the following general release (the “Release”).

1.     On behalf of myself, my heirs, executors, administrators, successors, and assigns, I hereby fully and forever generally release and discharge the Company, its current, former and future parents, subsidiaries, affiliated companies, related entities, employee benefit plans, and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, the “Company”) from any and all claims, causes of action, and liabilities up through the date of my execution of the Release. The claims subject to this release include, but are not limited to, those relating to my employment with the Company and/or any predecessor to the Company and the termination of such employment. All such claims (including related attorneys’ fees and costs) are barred without regard to whether those claims are based on any alleged breach of a duty arising in statute, contract, or tort. This expressly includes waiver and release of any rights and claims arising under any and all laws, rules, regulations, and ordinances, including, but not limited to: Title VII of the Civil Rights Act of 1964; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; the National Labor Relations Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Workers Adjustment and Retraining Notification Act; the Equal Pay Act of 1963; and any similar laws of the state of Washington and/or any other state or governmental entity. The parties agree to apply Washington law in interpreting the Release. This Release does not extend to, and has no effect upon, any benefits that have accrued, and to which I have become vested, under any employee benefit plan within the meaning of ERISA sponsored by the Company.

2.     In understanding the terms of the Release and my rights, I have been advised to consult with an attorney of my choice prior to executing the Release. I understand that nothing in the Release shall prohibit me from exercising legal rights that are, as a matter of law, not subject to waiver such as: (a) my rights under applicable workers’ compensation laws; (b) my right, if any, to seek unemployment benefits; (c) my right to file a charge or complaint with a government agency such as but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, or any applicable state agency. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be resolved through binding arbitration pursuant to Section 9 below, and the arbitration provision set forth in my Employment Agreement.

3.     I understand and agree that the Company will not provide me with the Severance set forth in my Employment Agreement unless I execute the Release. I also understand that I have received or will receive, regardless of the execution of the Release, all wages owed to me together with any accrued but unused vacation pay, less applicable withholdings and deductions, earned through my termination date.

4.     As part of my existing and continuing obligations to the Company, I have returned to the Company all the Company documents (and all copies thereof) and other the Company property that I have had in my possession at any time, including but not limited to the Company files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

I understand that, even if I did not sign the Release, I am still bound by the Company’s Proprietary Information, Invention, Assignment and Noncompete Agreement signed by me in connection with my employment with the Company, pursuant to the terms of such agreement.

5.     I represent and warrant that I am the sole owner of all claims relating to my employment with the Company and/or with any predecessor of the Company, and that I have not assigned or transferred any claims relating to my employment to any other person or entity.

6.     I agree to keep the Severance set forth in my Employment Agreement and the provisions of the Release confidential and not to reveal its contents to anyone except my lawyer, my spouse or other immediate family member, and/or my financial consultant, or as required by legal process or applicable law.

7.     I understand and agree that the Release shall not be construed at any time as an admission of liability or wrongdoing by either the Company or me.

8.     Any controversy or any claim arising out of or relating to the interpretation, enforceability or breach of the Release shall be settled by arbitration in accordance with the arbitration provision set forth in my Employment Agreement. If for any reason this arbitration provision is not enforceable, I agree to arbitration under the employment arbitration rules of the American Arbitration Association or any successor hereto. The parties further agree that the arbitrator shall not be empowered to add to, subtract from, or modify, alter or amend the terms of the Release. Any applicable arbitration rules or policies shall be interpreted in a manner so as to ensure their enforceability under applicable state or federal law.

9.     I agree that I have had at least twenty-one (21) calendar days in which to consider whether to execute the Release, no one hurried me into executing the Release during that period, and no one coerced me into executing the Release. I understand that the offer of the Severance and the Release shall expire on the sixtieth (60th) calendar day after my employment termination date if I have not accepted the Release and the Release has not become effective by that time. I further understand that the Company’s obligations under the Release shall not become effective or enforceable until the eighth (8th) calendar day after the date I sign the Release provided that I have timely delivered it to the Company (the “Effective Date”) and that in the seven (7) day period following the date I deliver a signed copy of the Release to the Company I understand that I may revoke my acceptance of the Release. I understand that the Severance will become available to me only if the Release becomes effective, on the sixty-first (61st) calendar day after my termination date.

10.     In executing the Release, I acknowledge that I have not relied upon any statement made by the Company, or any of its representatives or employees, with regard to the Release unless the representation is specifically included herein. Furthermore, the Release contains our entire understanding regarding eligibility for and the payment of severance benefits and supersedes any or all prior representation and agreement regarding the subject matter of the Release. Once effective and enforceable, this agreement can only be changed by another written agreement signed by me and an authorized representative of the Company.

11.     Should any provision of the Release be determined by an arbitrator, court of competent jurisdiction, or government agency to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions are intended to remain in full force and effect. Specifically, should a court, arbitrator, or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release and the waiver of unknown claims above shall otherwise remain effective to release any and all other claims.

I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of the Release before executing the Release.

[SIGNATURE PAGE TO GENERAL RELEASE AGREEMENT FOLLOWS]

EMPLOYEE’S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THE RELEASE, I STATE THE FOLLOWING: I HAVE READ THE RELEASE, I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS. I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT. I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND I HAVE SIGNED THE RELEASE KNOWINGLY AND VOLUNTARILY.

Date delivered to employee ___________, ______. Executed this ___________ day of ___________, ______.

Employee Signature

Employee Name (Please Print)

[SIGNATURE PAGE TO GENERAL RELEASE AGREEMENT]